EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement"), dated as of March 14, 1997, by and between Grove Real Estate Asset Trust, a real estate investment trust organized under the laws of the State of Maryland ("GREAT"), and Edmund Navarro, an individual residing at 62D Nanel Drive, Glastonbury,
 Connecticut 06033 ("Executive").

         WHEREAS, on the date hereof, GREAT is entering into a series of related transactions pursuant to which it will acquire, among other things, substantially all of the interests of Executive and certain other individuals and entities in a portfolio of multi-family residential properties (and one retail mixed-use property) located in the Northeastern United States;

         WHEREAS, it is a condition to the consummation of the above-referenced transactions, that Executive enter into this Agreement with GREAT; and

         WHEREAS, Executive desires to be employed by and serve GREAT and GREAT desires to employ Executive, all on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Certain Definitions. The following capitalized terms, as used in this Agreement shall have the meanings ascribed to such terms below:

                  "Cause" means (a) failure of the Executive to perform his duties under Section 3 of this Agreement or otherwise to perform or observe any of the material terms or provisions of this Agreement or the Noncompetition Agreement, in either case after receipt of notice from GREAT specifying such failure and giving Executive fifteen (15) days to cure such failure; (b) willful misconduct or other similar action on the part of Executive that is materially damaging or detrimental to GREAT; (c) conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or a plea of no contest by Executive with respect to, a crime involving a felony, fraud, embezzlement or the like; or (d) misappropriation (or attempted misappropriation) of GREAT's funds or misuse of GREAT's assets by Executive.

                  "Change of Control" a "Change of Control" of GREAT shall be deemed to have occurred upon the happening of any of the following events:

         (a) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Trust Managers (as defined in paragraph
(b) below) of GREAT, by any  individual,  entity or group (within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding Common Shares and other shares of GREAT entitled to vote generally in the election of trust managers, but excluding for this purpose:

                  (i) any such acquisition (or holding) by any Employer (as such term is defined in GREAT's 1996 Share Incentive Plan), or any employee benefit plan (or related trust) of such Employer; or

                  (ii) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and other voting securities of GREAT immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition, of the then outstanding Common Shares of GREAT and of the combined voting power of the then outstanding voting securities of GREAT entitled to vote generally in the election of trust managers;

         (b) individuals who, as of the date hereof, constitute the Board of Trust Managers of GREAT (the "Continuing Trust Managers") cease for any reason to constitute at least a majority of the Board of Trust Managers of GREAT, provided that any individual becoming a trust manager subsequent to the date hereof whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the persons then comprising the Continuing Trust Managers shall be considered a Continuing Trust Manager, but excluding, for this purpose, any such individual whose initial election as a member of the Board of Trust Managers of GREAT is in connection with an actual or threatened "election contest" relating to the election of the trust managers of GREAT (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

         (c)      approval by the shareholders of GREAT of

                  (i) a reorganization, merger or consolidation of GREAT, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Shares or voting securities of GREAT immediately prior to such reorganization, merger or consolidation will not, immediately following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding Common Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation, or

     (ii) a complete liquidation or dissolution of GREAT, or

     (iii) the sale or other disposition of all or substantially all of the assets of GREAT.

     "Common Shares" means the common shares of beneficial interest, par value $0.01 per share of GREAT.

                  "Company" means, collectively, GREAT and its subsidiaries, including, without limitation, Grove Operating, L.P.

                  "Confidential Information" means any and all proprietary information of the Company of whatever kind or nature pertaining to any aspect of the Company's business as disclosed as a consequence of or through employment with GREAT or otherwise. Such proprietary information includes but is not limited to information relating to the Company's inventions, processes, plans, products, sources or supply of material, operating and other cost data, property purchase prices, list of present, past, and prospective customers or tenants, customer or seller proposals, price or rent lists and data relating to determination of rental rates or pricing of the Company's products or services, any of which information is not generally known to the public or to actual or potential competitors of the Company.

                  "Disability" means that Executive shall have been unable to perform in any material respect Executive's duties under this Agreement by reason of illness, or physical or mental disability or other similar incapacity, which inability shall continue for more than 120 consecutive days, or 180 days during any twelve-month period, but only to the extent that such definition does not violate the Americans With Disabilities Act, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Good Reason" means (a) the assignment of Executive without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties as set forth in Section 3 hereof or (b) failure of GREAT to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of GREAT to cure such default within thirty (30) days after written notice of such default and demand for performance has been given to GREAT by Executive, which notice and demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; provided, however, that if cure is impossible within such thirty
(30) days, it shall be sufficient for GREAT to commence such cure within said thirty (30) day period, and pursue such cure diligently to completion within the shortest possible reasonable time.

                  "Noncompetition Agreement" means that certain Noncompetition Agreement between Executive and GREAT, of even date herewith.

         2. Term of Employment. GREAT will employ the Executive, and the Executive hereby accepts employment by GREAT, on the terms and conditions contained in this Agreement for the period commencing upon the date of this Agreement and ending on the date that is three (3) years from the date hereof
(together with any extensions thereof, the "Term"). This Agreement will automatically extend for successive one-year terms without any further action by the parties hereto, unless GREAT or Executive gives written notice to the other, at least 120 days prior to the end of the then current term, of such party's desire to terminate this Agreement.

         3.       Position and Duties.

                  (a) Executive shall serve as Vice President of Acquisitions of GREAT, with such duties and responsibilities as are assigned or delegated to Executive by GREAT's Board of Trust Managers from time to time.

                  (b) Executive shall devote substantially all of his business time, attention, skill and energy to the performance of Executive's duties and the advancement of the business and affairs of GREAT. If Executive is elected as a director or officer of GREAT or any of its affiliates, Executive will fulfill his duties as such director or officer without additional compensation.

                  (c) Subject to the covenants of Executive set forth in the Noncompetition Agreement, Executive may engage in other activities for Executive's own account while employed by GREAT hereunder, including, without limitation, charitable, community and other business activities, provided that such other activities do not materially interfere with the performance of Executive's duties hereunder and are not otherwise detrimental to the business and operations of GREAT and its subsidiaries.

         4.       Current Compensation.

         (a) Base Compensation. During the Term, GREAT shall pay the Executive an initial annual base salary equal to $50,000, payable in equal installments in accordance with GREAT's normal practices for payment of executives in existence from time to time. Executive's salary shall be reviewed by GREAT's Board of Trust Managers on the employment anniversary date each year, and nothing in this Agreement shall be deemed to prohibit an increase at any time in the annual rate of salary of Executive at the sole discretion of GREAT's Board of Trust Managers
 .

     (b) Bonus Compensation. Executive will be entitled to bonus compensation if and as determined, and in the form and upon the terms determined, by GREAT's Board of Trust Managers; including, without limitation pursuant to GREAT's 1996 Share Incentive Plan.

         (c) Reimbursement for Expenses. During the Term, GREAT will reimburse Executive for all documented expenses properly incurred by Executive in the performance of Executive's duties under this Agreement. Reimbursement for such expenses shall be made in accordance with the expense reimbursement policies of GREAT in effect from time to time.

         (d) Other Benefits. In addition to the benefits specified in Sections 4(a) through 4(c), during the Term, Executive will be entitled to participate in any present and future life, disability or health insurance, pension,
retirement,   profit  sharing  or  employee   stock   ownership  plan  or  other
compensation or incentive plan adopted by GREAT for the general and overall benefit of all principal executives of GREAT.

         5. Confidentiality; Nondisclosure. Executive hereby agrees to hold in confidence and not directly or indirectly to use or disclose, either during or after the Term, Confidential Information obtained or created by Executive during the Term, whether or not during working hours, except to the extent authorized by GREAT. Upon termination of this Agreement (for any reason), or upon an earlier request by GREAT, Executive shall deliver to GREAT all tangible forms of Confidential Information in Executive's possession or control, including, but not limited to, drawings, specifications, records, devices, models, correspondence, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, computer programs, proposals, or any other documents, whether in hard copy or on magnetic or optical media, and any copies or reproductions thereof.

         6.       Termination of Employment.

     (a) Executive's employment with GREAT hereunder shall terminate upon Executive's death.

         (b)  Upon  notice  to  Executive,   GREAT  may  terminate   Executive's
employment with GREAT hereunder (i) upon the Disability of Executive, (ii) for Cause, or (iii) for any other reason in its sole and absolute discretion.

         (c) Upon not less than thirty (30) days prior written notice to GREAT, Executive may terminate Executive's employment with GREAT hereunder (i) for Good Reason, or (ii) at any time within one (1) year after a Change of Control of GREAT.

         7.       Compensation Upon Termination of Employment.

         (a) If Executive's employment with GREAT is terminated by Executive's death, GREAT shall continue to pay to Executive's estate, or as may be directed by the legal representatives of such estate, Executive's full base salary at the rate in effect at the time of Executive's death through the end of the calendar month during which his death occurs.

         (b) If Executive's employment with GREAT is terminated by reason of Executive's Disability, GREAT will continue to pay Executive's full base salary at the rate in effect at the time notice of Executive's termination as a result of Executive's Disability is given, through the end of the calendar month during which such termination is effective and for the lesser of (i) three consecutive months thereafter, and (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by GREAT to Executive.

         (c) If (i) Executive shall terminate Executive's employment with GREAT in breach of this Agreement or (ii) GREAT terminates Executive's employment with GREAT for Cause; GREAT shall pay Executive's full salary, at the rate in effect at the time notice of such termination is given through the date such termination is effective, and GREAT shall have no further obligations to Executive under this Agreement.

         (d) If (i) GREAT terminates Executive's employment with GREAT pursuant to clause (iii) of Section 6(b) or (ii) Executive terminates his employment with GREAT for Good Reason or in the event of a Change of Control of GREAT, (x) GREAT shall continue to pay the Executive's full base salary at the rate in effect at the time that notice of such termination is given through the end of the calendar month during which such termination is effective and (y) GREAT shall pay to Executive a lump sum amount equal to 200% of (A) Executive's then current base salary plus (B) an amount equal to the aggregate of all bonuses (whether cash, stock, options, or otherwise (but specifically excluding Deferred Stock Grants, if any, granted to Executive under GREAT's 1996 Share Incentive Plan) granted to Executive for the previous year, and GREAT shall have no further obligations to Executive under this Agreement.

         (e) Notwithstanding anything to the contrary set forth in this Section 7, no termination of Executive's employment with GREAT shall affect the right of Executive or his estate of beneficiaries to receive any salary or bonus accrued and due and payable but unpaid at the time of such termination, or any vested rights which Executive may have at the time of his death pursuant to any insurance or other death benefit plans or any other plans, policies or arrangements of GREAT, subject to the terms of such insurance or other plans, policies or arrangements.

         8.       Injunctive Relief; Breach of Certain Provisions.

         (a) Executive acknowledges that the injury that would be suffered by GREAT as a result of a breach of the provisions of this Agreement (including, without limitation, any provision of Section 5 (Confidentiality; Nondisclosure)) would be irreparable, and that an award of monetary damages to GREAT for such a breach would be an inadequate remedy. Consequently, GREAT will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and GREAT will not be obligated to post bond or other security in seeking such relief.

         (b) Without limiting GREAT's rights under this Section 8 or any other remedies available to GREAT, if Executive (i) breaches any of the provisions of
Section 5 (Confidentiality; Nondisclosure) of this Agreement or (ii) breaches any of the provisions of Section 2 or Section 3 of the Noncompetition Agreement, GREAT shall have the right to cease making payments of any amounts otherwise due to Executive under this Agreement.

     9. Termination of Existing Employment Agreement. The existing Employment Agreement between Executive and GREAT is hereby terminated and shall be of no further legal effect.

         10. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, heirs, assigns and legal representatives. The duties of Executive under this Agreement are personal and therefore, may not be delegated.

     12. Survival. It is the express intention and agreement of the parties hereto that the provisions of Section 5 (Confidentiality; Nondisclosure) of this Agreement shall survive the termination of this Agreement and termination of the employment of Executive with GREAT hereunder or otherwise.

         13. Notices. All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service or by prepaid telex or telecopy and shall be given to the address or telex or telecopier number for such party set forth below such party's signature to this Agreement, or to such other address or telex or telecopier number as such party may hereafter specify by notice to the other party. Each such notice or other communication shall be effective (a) if given by telex or telecopier, when such telex or telecopy is transmitted to the telex or telecopier number specified by this Section and the appropriate answerback or confirmation is received or (b) if given by any other means (including, without limitation, by courier), when delivered at the address specified by this Section.

     14. Headings. The Section headings contained in this Agreement are inserted for convenience of reference only and shall not in any way define or affect the meaning, construction or scope of the provisions hereof.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles conflict of laws.

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         17. Entire Agreement; Amendment. This Agreement supersedes all prior agreements (whether written or oral) among the parties with respect to the subject matter, is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be amended or terminated except by a written instrument by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                          GROVE REAL ESTATE ASSET TRUST


/s/ Edmund Navarro                         By:/s/   Joseph   R. LaBrosse
Edmund Navarro                                   Name: Joseph R. LaBrosse
                                                Title:   Chief Financial Offier

Address:                         Address:

Business
c/o Grove Real Estate Asset Trust       Grove Real Estate Asset Trust
598 Asylum Avenue                          598 Asylum Avenue
Hartford, CT 06105                                  Hartford, CT 06105
Tel: (860) 246-1126                                 Tel: (860) 246-1126
Fax: (860) 527-0401                                 Fax: (860) 527-0401

Residence
179 Robin Road
Glastonbury, CT 06033